UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Item 1.01. Entry Into a Material Definitive Agreement

At the Annual Meeting of Shareholders of Hibbett Sporting Goods, Inc. (“HSG”) held on May 31, 2005, HSG shareholders approved the HSG 2005 Employee Stock Purchase Plan (“2005 ESPP”), the HSG 2005 Director Deferred Compensation Plan (“2005 DDCP”) and the HSG 2005 Equity Incentive Plan (“2005 EIP”). All three of these plans were adopted by the Board of Directors on March 9, 2005, subject to shareholder approval. The effective date for all three of these plans is July 1, 2005.

The 2005 ESPP is intended to replace an existing plan established in 1996. No new shares of common stock are reserved for issuance under the 2005 ESPP and all shares reserved for issuance under the company’s existing employee stock purchase plan will be rolled forward and become available for purchase under the 2005 ESPP. The 2005 ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and provides eligible employees an opportunity to purchase the company’s common stock through payroll deductions.

The 2005 DDCP permits any director who receives a retainer or other fees for Board or committee service to make an election to: (i) defer all or a portion of such fees until a future date, when they may be paid in either cash or in shares of our common stock or (ii) receive all or a portion of such fees in non-statutory stock options. The maximum number of shares of our common stock that may be paid out under the 2005 DDCP is 75,000 (which does not include options received in lieu of cash fees, which are subject to the limitations in the Stock Plan for Outside Directors and the Equity Incentive Plan.)

The 2005 EIP is intended to replace the company’s existing Amended and Restated 1996 Stock Option Plan (“SOP”), under which it currently grants options to company employees and independent contractors. An additional 500,000 shares will become available for issuance in addition to the approximately 508,000 available for future awards under the SOP which will be rolled into the 2005 EIP. The 2005 EIP permits the company to grant a variety of equity awards which includes stock options, stock appreciation rights, restricted stock, stock units and restricted units and performance units and shares.

The full text of each plan described above is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	2005 Employee Stock Purchase Plan
10.2	2005 Director Deferred Compensation Plan
10.3	2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

/s/ Gary S. Smith
Date: June 3, 2005	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	2005 Employee Stock Purchase Plan
10.2	2005 Director Deferred Compensation Plan
10.3	2005 Equity Incentive Plan

EXHIBIT 10.1

HIBBETT SPORTING GOODS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

GENERAL

1.1        Purpose. The Hibbett Sporting Goods, Inc. 2005 Employee Stock Purchase Plan (“Plan”) is intended to attract and retain employees of Hibbett Sporting Goods, Inc. and its wholly owned subsidiaries (“Company”) by providing them with an opportunity to purchase shares of stock in the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, but is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2	Effective Date. The Plan shall be effective on July 1, 2005.

ARTICLE 2

DEFINITIONS

For the purpose of this Plan, the following terms shall have the meaning set forth in this Article unless a different meaning is required by the context:

2.1        Administrator. The senior human resources officer of the Company or such other person as may be authorized from time to time pursuant to Section 3.4 hereof.

2.2	Board. Board of Directors of the Company.

2.3	Code. The Internal Revenue Code of 1986, as amended.

2.4        Committee. The committee appointed by the Board to administer the Plan as described in ARTICLE 2 of the Plan or if no such Committee is appointed, the entire Board.

2.5        Common Stock. The Common Stock $0.01 per value of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 10.6 of the Plan.

2.6        Compensation. Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.

2.7        Eligible Recipient. An Employee who satisfies the eligibility requirements contained in Section 4.1.

2.8        Employee. A common law employee of the Hibbett Sporting Goods, Inc. or any Subsidiary Corporation.

2.9        Entry Dates. The first day on which an Employee may become a Participant as set forth in Section 4.2.

2.10	Exchange Act. The Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value. The Fair Market Value of the Common Stock shall be:

2.11.1    If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the last sale price of the Common Stock on such exchange or reported by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

2.11.2    If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices in the over-the-counter market are reported by the NASDAQ SmallCap Market® or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

2.11.3    If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.12      Offering. An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan. The Committee shall have the power to change the duration of Offerings (including the Offering Commencement Date) with respect to future Offerings without shareholder approval is such change is announced at least five (5) days prior to the scheduled beginning of the first Offering to be affected thereafter.

2.13	Offering Commencement Date. The first day of each calendar quarter.

2.14	Offering Termination Date. The last day of each calendar quarter.

2.15	Option. The right of an Eligible Recipient to purchase Common Stock under the Plan.

2.16	Option Agreement. The Agreement described in Section 4.5.

2.17      Option Price. The purchase price for each share of Common Stock shall be the lower of: (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or (ii) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.

2.18      Participant. An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.

2.19      Subsidiary Corporation. Any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE 3

PLAN ADMINISTRATION

3.1        The Committee. The Plan shall be administered by the Committee. Members of such a committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee’s meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.

3.2        Requirements of the Exchange Act or the Code. Notwithstanding Section 3.1 above, in the event that Rule 16b-3 of the Exchange Act or Section 162(m) of the Code or any successor provisions thereto provides specific requirements for the administrators of plans of this type, then the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3 and Section 162(m).

3.3        Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination in the foregoing matters shall be conclusive.

3.4        Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1        Conditions of Eligibility. An Eligible Recipient is an Employee who (i) customarily works more than thirty (30) hours per week and (ii) has been employed by the Company and/or a Subsidiary Corporation for one (1) year.

4.2        Effective Date of Participation. An Eligible Recipient may become a Participant as of the first day of the January or the first day of July (“Entry Date”) next following the date on which the Employee met the eligibility requirements contained in Section 4.1, provided that the Eligible Recipient remains employed on the Entry Date.

4.3        Election to Participate. An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form, including an electronic format, provided by the Company and filing it with the Administrator on or before the date set by such officer, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in ARTICLE 8.

4.4        Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

4.4.1     if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

4.4.2     which permits an Employee’s rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

4.5.       Option Agreement. Each Eligible Recipient shall receive and Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

ARTICLE 5

OFFERINGS AND OPTION GRANTS

5.1        Duration of Offerings. The Plan shall be implemented in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants. Notwithstanding anything to the contrary, this Plan shall terminate and there shall be no further Offerings upon the earlier of: (1) the issuance of all shares reserved under Section 9.1 of Common Stock or (2) the end of the fortieth (40th) quarterly Offering.

5.2        Number of Option Shares. On each Offering Commencement Date, a Participant shall be granted an Option to purchase on each Offering Termination Date up to a number of shares of Common Stock of the Company determined by dividing such Participants accumulated payroll deductions as of the Offering Termination Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering more than 1,000 shares of Common Stock of the Company, and provided further that such purchase shall be subject to the limitations of Sections 4.4 and 10.1. The Committee may for future offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering. Exercise of the Option shall occur as provided herein, unless the Participant has withdrawn pursuant to ARTICLE 8. The Option shall expire on the Offering Termination Date.

ARTICLE 6

PAYROLL DEDUCTIONS

6.1        Amount of Deduction. Upon filing the Option Agreement, the Participant shall elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his compensation as determined for each applicable paycheck.

6.2        Participant’s Account. The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.

6.3        Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as Provided in ARTICLE 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering.

ARTICLE 7

EXERCISE OF OPTION

7.1        Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the employee pursuant to Section 5.2) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.

7.2        Withdrawal of Account. By written notice to the Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

7.3        Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant’s account for the purchase of Common Stock during the next Offering.

7.4        Transferability of Option. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant.

7.5        Delivery of Stock. Subject to Section 7.6 below, as promptly as practicable after the Offering Termination Date of each Offering, the Company shall arrange the delivery to each Participant, as appropriate, of a record of the shares purchased. The administrator may permit or require that such shares be deposited directly with a broker designated by such officer or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. Common Stock will be issued in the name of the Participant, or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 7.5.

7.6. Restriction on Resale. The Committee may require that shares purchased by a Participant pursuant to an Offering be held in escrow as provided in Section 7.6(a) and be subject to a holding period or repurchase right as provided in Section 7.6(b). The Committee may impose this requirement on any Offering and such requirement, if imposed, shall be imposed on all Options granted during such Offering.

(a) As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Committee or its delegate may instruct its transfer agent to prepare and deliver to the Administrator or its designee, one or more certificates representing the shares purchased upon exercise by each Participant in the Plan, which shall be held in escrow by the Company for the benefit of each such Participant until the expiration of the holding period and/or repurchase right described in Section 7.6(b) below. As promptly as practicable after the termination of such holding period or repurchase right, the Company shall deliver to each Participant each certificate held in escrow by the Company for which the holding period or repurchase right has so terminated.

(b) The Committee may, at its election, impose on any shares obtained under the Plan a holding period during which the sale, transfer or other disposition of such shares shall be prohibited, a right of first refusal to repurchase such shares if a Participant or former Participant proposes to dispose of such shares, or both. Such holding period or the duration of such repurchase right shall terminate no later than (i) two years after the date on which the option to purchase such share of Common Stock was granted, and (ii) one year after the Exercise Date on which the option to purchase such share of Common Stock was exercised. If a right of first of refusal is imposed, each Participant or former Participant must immediately deliver to the Administrator written notice of such proposed disposition. Upon receipt of such notice, the Company shall have the exclusive option, for a period of ten (10) days after receipt of such notice, to purchase such Common Stock for a price equal to the lesser of (i) the Purchase Price for such shares or (ii) the Fair Market Value of such Common Stock on the date of such repurchase. If the Company does not elect to exercise its option to purchase such Common Stock, then the Participant or former Participant may proceed with the proposed disposition.

(c) The Administrator shall notify all Eligible Recipients of the Committee’s election to impose any holding period or repurchase rights under this Section 7.6 at least six (6) months in advance of any such imposition.

ARTICLE 8

WITHDRAWAL

8.1        In General. Under procedures established by the Committee, a Participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his or her Option under the Plan by submitting to the Administrator a notice of withdrawal in the form and manner prescribed by the Committee for such purpose. Unless otherwise determined by the Committee on a uniform and non-discriminatory basis, any election to withdraw from an Offering will be effective only with respect to the Offering Termination Dates that are at least five (5) business days after the properly completed election is received by the Administrator. All of the Participant’s payroll deductions credited to his account shall be paid to such Participant as promptly as practicable after the effective date of his or her withdrawal and such Participant’s Option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. Once a Participant has withdrawn from an Offering, the Participant may not re-enroll in the same Offering. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering unless the Participant re-enrolls in the Plan in accordance with provisions of Section 4.3.

8.2        Effect on Subsequent Participation. A Participant’s withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3        Termination of Employment. Upon termination of the Participant’s employment for any reason, including retirement (but excluding death while in the employ of the Company or any Subsidiary Corporation), the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering but not yet used to exercise the Option shall be returned to such Participant or, in the case of his death, to the person or persons entitled thereto under Section 10.2, and such Participant’s Option shall be automatically terminated.

8.4        Termination of Employment Due to Death. Upon termination of the Participant’s employment because of his death, his beneficiary (as defined in Section 10.2) shall have the right to elect, by written notice give to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

8.4.1     to withdraw all of the payroll deductions credited to the Participant’s account under the Plan, or

8.4.2     to exercise the Participant’s Option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant’s death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant’s account at the date of the Participant’s death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.4.2, to exercise the Participant’s Option.

ARTICLE 9

STOCK

9.1        Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6 shall be equal to the sum of (i) the amount of any shares of Common Stock available for future awards under any prior employee stock purchase plan of the Company (the “Prior Plans”) as of the Effective date; and (ii) any shares of Common Stock that are represented by options granted under any Prior Plans which are forfeited, expired or are canceled without delivery of shares of Common Stock or which for any reason result in the forfeiture of the shares of Common Stock back to the Company. If the total number of shares of Common Stock for which Options are exercised are exercised on any Offering Termination Date in accordance with ARTICLE 5 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

9.2        Participant’s Interest in Common Stock. The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

ARTICLE 10

MISCELLANEOUS

10.1      Compliance with Applicable Laws. The Plan, the grant and exercise of Options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of Options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may be listed. If the Company receives a determination from the Internal Revenue Service that the provisions of Section 7.6 adversely affect the plan's qualification under Section 423 of the Code, then Section 7.6 shall be deemed null and void or the Company may amend Section 7.6 in a manner acceptable to the Company that preserves qualification under Section 423 of the Code.

10.2      Designation of Beneficiary. The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for the Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

10.3      Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

10.4      Use of Funds. Any payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

10.5      Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

10.6	Adjustment Upon Changes in Capitalization.

10.6.1    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divesture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to (i) the number and kind of securities which thereafter may be made subject to Options under the Plan, (ii) the number and kind of securities which are subject to outstanding Options or (iii) the purchase price with respect to the foregoing. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such

Option receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock securities or assets, including cash, as have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.

10.6.2    Upon: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10.6 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

10.7      Amendment and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or under the applicable rules or regulations of any securities exchange or the NASDAQ, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 10.6.1 or Section 10.6.2 of the Plan.

10.8      No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

10.9      Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

10.10     Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Alabama with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

10.11     Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

Exhibit 10.2

HIBBETT SPORTING GOODS, INC.

2005 DIRECTOR DEFERRED COMPENSATION PLAN

1.	Plan Administration and Eligibility.

1.1.       Purpose. The purpose of the Hibbett Sporting Goods, Inc. (the “Company”) 2005 Director Deferred Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as Directors and to further align the interests of the Directors with the interests of the Company’s shareholders.

1.2.       Eligibility. Each member of the Board of Directors (an “Eligible Director”) of the Company is eligible to participate in the Plan.

1.3.       Administration. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a director (the “Fees,” which shall not include reimbursements or other payments not for services rendered). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

2.	Stock Subject to the Plan.

2.1.       Number of Shares. The maximum number of shares of the Company’s $0.01 par value Common Stock (“Common Stock” or “Shares”) which may be issued pursuant to this Plan shall be seventy-five thousand (75,000) Shares, subject to adjustment as provided in Section 5.4. Such amount does not include Shares issuable upon exercise of stock options which may be granted pursuant to Section 4, which are subject to the limits contained in the respective plans under which such options are granted.

2.2.       Share Issuance. To satisfy the requirements of Section 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3.       General Restrictions. Delivery of Shares under Section 3 of the Plan shall be subject to the following:

(a)         Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)         To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent no prohibited by applicable law or the applicable rules of any stock exchange.

2.4.	Tax Withholding. The Board may condition the delivery of any Shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (“Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

3.	Deferred Compensation.

3.1.	Deferral of Fees.

(a)         Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees for any calendar year by delivering a deferral election (the “Deferral Election”) to the Company not later than (i) December 31 of the year immediately preceding the year to which the Deferral Election related, or (ii) with respect to an Eligible Director’s first year or partial year of service as a director, thirty days following the date on which such director first became a director. The Deferral Election shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; and the date on which the deferred amounts shall be paid and whether paid in lump sum or in which installment payment shall commence. An election to defer Fees shall remain in force for such calendar year thereafter until changed or revoked by the director by written notice to the Company not later than December 31 immediately preceding the year to which such change or revocation relates. A Deferral Election to delay the timing or change the form of payment cannot take effect for at least twelve (12) months and shall be made at least twelve (12) months prior to the first scheduled payment. A Deferral Election may not be changed or revoked after the beginning of the year to which it relates.

(b)         For the year in which the Plan is first implemented, any Eligible Director may make an election to defer Fees for services to be performed subsequent to such election within 30 days after the effective date set forth in Section 5.1.

3.2.       Accounts; Interest and Dividend Credits. On the first day of each calendar quarter (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided. Any portion of a Participant’s Fees which are deferred in cash shall be credited to the Participant’s Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant’s Fees which are deferred in Shares shall be credited to the Participant’s Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant’s Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the trading date immediately preceding the Credit Date.

On the first day of each calendar quarter, an amount shall be credited to each Participant’s Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant’s Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, “Interest Rate” shall mean, with respect to any calendar quarter, 30-year Treasury Bond Rate than in effect.

Each time any dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.

3.3.       Payment. The balance of an Eligible Director’s Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) according to his or her Deferral Election, provided, however, notwithstanding the Deferral Election distributions shall commence as soon as practicable following the date on which the director ceases to serve as a director of the Company. If an eligible Director’s Cash Deferral Account is paid in installments, the amount of each installment shall be (1) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director’s Deferred Stock Account. Upon the death of an Eligible Director, the Company may elect to pay any remaining benefits in a single lump sum.

3.4.       Designation of Beneficiary. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director’s Deferred Compensation Accounts as remains unpaid at the director’s death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director’s death shall be paid to his or her estate.

3.5.       Nature of Promise. The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan. No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposed of Title I of ERISA and for tax purposes. The Company shall make available as and when required a sufficient number of Shares of Common Stock to meet the requirements arising under the Plan.

3.6.       No Assignment. Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Sections 3.4 above.

4.	Stock Options.

4.1.       Election to Receive Options. An Eligible Director may elect that any portion of his or her Fees not deferred under Section 3 above shall be paid in the form of options to purchase the Company’s Common Stock (“Options”).

4.2.       Time and Method of Election, Change or Revocation. An election pursuant to Section 4.1 or any decision to change or revoke such election shall be governed by the same timing and other requirements set forth in Section 3 with respect to deferral of Fees.

4.3.       Option Terms. Options shall be “non-qualified” stock options subject to the terms and conditions of: (i) the Company’s primary stock option plan for employees of the Company or a subsidiary Plan, for Eligible Directors who are such employees, and (ii) the Company’s primary stock option plan for non-employee directors, for all other Eligible Directors, to the same extent as if originally issued under such plans. All of the provisions of the respective plan (e.g. terms, conditions, plan administration and otherwise) shall govern such Options, except that the issuance of Shares shall be debited from the amount authorized under this Plan in Section 2.1 hereof rather than the respective plan. Options shall be issued as of the Credit Date and reflect an exercise price and other terms established according to the provisions of such plans. The Options shall be fully vested when issued and the term of such Options shall be ten (10) years.

4.4.       Determination of Option Amount. The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall equal (i) the dollar amount of portion of his or her Fee which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the trading date immediately preceding the Credit Date.

5.	General Provisions.

5.1.       Effective Date of This Plan. This Plan shall be effective July 1, 2005, subject to approval by the shareholders of the Company.

5.2.       Duration of This Plan. This Plan shall remain in effect, unless earlier terminated or superceded, until June 30, 2015.

5.3.       Amendment of This Plan. The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that, without approval of the Company’s shareholders, no revision or amendment shall (i) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (ii) change the designation of the class of directors eligible to participate in the Plan, or (iii) materially increase the benefits accruing to participants under or the cost of this Plan to the Company. Moreover, in no even may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

5.4.       Changes in Shares. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company’s capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant. In any event referred to in this Section 5.4, the Board will also make any appropriate adjustments to any Eligible Director’s Deferred Stock Account. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan. Notwithstanding this Section 5.4, changes to Options shall be governed by the terms of the appropriate plan.

5.5.       Change of Control. Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be distributed in Shares of Common Stock at the time of the consummation of such Transaction. In the alternative, the Board may arrange, in lieu of the action described in above, to have an acquiring or surviving corporation or entity in the Transaction, or an affiliate thereof, assume the Deferred Compensation Accounts, making such adjustments to the treatment of Deferred Compensation Accounts as it deems appropriate. For purposes of the Plan, the term “Change of Control” shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction. Notwithstanding this Section 5.5, the effect of a Change in Control upon Options issued under Section 4 shall be governed by the terms of the appropriate plan.

5.6.	Limitation of Rights.

(a)         No Right to Continue as a Director. Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b)	No Shareholders’ Rights. Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7.       Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8.       Shareholder Approval and Registration Statement. This Plan shall be approved by the Board of Directors and submitted to the Company’s shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

5.9.       Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

5.10.     Severability. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

Exhibit 10.3

HIBBETT SPORTING GOODS, INC.

2005 EQUITY INCENTIVE PLAN

Section 1.1. PURPOSE. The Hibbett Sporting Goods, Inc. 2005 Equity Incentive Plan (the "Plan") has been established by Hibbett Sporting Goods, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Section 1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Recipients (including transferees of Eligible Recipients to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

Section 1.3. OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of ARTICLE 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

ARTICLE 2

OPTIONS AND SARS

Section 2.1. DEFINITIONS.

(a)        The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this ARTICLE 2 may be either an incentive stock option (an "ISO") or a nonqualified option ("NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)        A stock appreciation right ("SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. The Committee may limit the amount that can be received when a SAR is exercised.

Section 2.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this ARTICLE 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Repricing of Options and SAR Awards granted under this ARTICLE 2 after the date of grant shall not be permitted.

Section 2.3. EXERCISE. An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

Section 2.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this ARTICLE 2 shall be subject to the following:

(a)        Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)        The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)        The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

Section 2.5. SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to Section 4.7.

ARTICLE 3

OTHER STOCK AWARDS

Section 3.1. DEFINITIONS.

(a)	A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)        A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)        A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)        A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

Section 3.2. RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)        Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)        The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings (including operating income and EBITDA), (iii) cash flow, (iv) shareholder value or (v) financial condition or liquidity. Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time. For Awards under this ARTICLE 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

ARTICLE 4

OPERATION AND ADMINISTRATION

Section 4.1. EFFECTIVE DATE. Subject to the approval of the shareholders of the Company at the Company's 2005 annual meeting of its shareholders, the Plan shall be effective as of July 1, 2005 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

Section 4.2. SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)        The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)        Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) five hundred thousand (500,000) shares of Stock; and (ii) any shares of Stock available for future awards under any prior stock option or incentive plan of the Company (the "Prior Plans") as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c)        To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)        If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)        Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)          The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be one million (1,000,000) shares.

(ii)         The maximum number of shares that may be covered by Awards granted to any one individual pursuant to ARTICLE 2 (relating to Options and SARs) shall be one hundred thousand (100,000) shares during any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)        The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to ARTICLE 3 (relating to Other Stock Awards) shall be one million (1,000,000) shares.

(iv)         For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than thirty thousand (30,000) shares of Stock may be subject to such Awards granted to any one individual during any one calendar year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)         For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than six hundred thousand dollars ($600,000) may be subject to such Awards granted to any one individual during any one calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)         In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

Section 4.3. GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)        Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)        To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 4.4. TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

Section 4.5. GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

Section 4.6. DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

Section 4.7. SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, resulting from an adjustment of the Award pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

Section 4.8. TRANSFERABILITY. Except as otherwise permitted by the Committee,

(a)        Awards under the Plan are not transferable except as designated by the Participant by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)        Awards may be exercised or claimed on behalf of a deceased Participant or other person entitled to benefits under the Plan by the beneficiary of such Participant or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Participant or other person.

Section 4.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 4.10. AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

Section 4.11. ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

Section 4.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

Section 4.13. LIMITATION OF IMPLIED RIGHTS.

(a)        Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)        The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 4.14. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 4.15. LIMITATIONS ON DEFERRED COMPENSATION. Notwithstanding anything in this Plan to the contrary, the Committee shall not permit Participant deferrals or elections (under Section 4.7 or 4.9 of this Plan or otherwise) unless: (a) such deferrals or elections do not cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code, or (b) such elections or deferrals are made pursuant and subject to a “nonqualified deferred compensation plan” of the Company that is duly designated by the Committee and that is structured to avoid constructive receipt under Section 409A of the Code.

ARTICLE 5

CHANGE OF CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change of Control the following provisions shall apply:

Section 5.1. ACCELERATION OF VESTING. If a Change of Control of the Company shall occur, then with respect to outstanding Awards not already vested and/or exercisable, the Committee, in its sole discretion, may determine that:

(a)        All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)        All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)        All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

If the Committee determines to accelerate any such outstanding Awards, then such Awards shall remain vested and/or exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Awards have been granted shall continue with the Company or any Subsidiary.

Section 5.2. CASH PAYMENT. Without limiting the generality of Section 4.7, if a Change of Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Awards shall receive cash settlements in exchange for redemption of all or a part of such Awards.

Section 5.3. LIMITATION ON CHANGE OF CONTROL PAYMENTS. Notwithstanding anything in Section 5.1 or 5.2 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability and/or vesting of an Award as provided in Section 5.1 or the payment of cash in exchange for all or part of an Award as provided in Section 5.2 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Participant pursuant to Sections 5.1 and 5.2 above shall be reduced to the extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 6

COMMITTEE

Section 6.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this ARTICLE 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee for purposes of the Plan. If at any time the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 6.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

(a)        Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Recipients those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by ARTICLE 7) to cancel or suspend Awards.

(b)        To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)        The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)        In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

Section 6.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Section 6.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this ARTICLE 7. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

ARTICLE 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)        Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)        Award Agreement. The term "Award Agreement" has the meaning assigned in Section 4.10.

(c)	Board. The term "Board" shall mean the Board of Directors of the Company.

(d)        Change of Control. The term "Change of Control" shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

(e)        Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)	Committee. The term "Committee" has the meaning assigned in Section 6.1.

(g)	Company. The term "Company" has the meaning assigned in Section 1.1.

(h)	Effective Date. The term "Effective Date" has the meaning assigned in Section 4.1.

(i)         Eligible Recipient. The term "Eligible Recipient" shall mean any employee of the Company or a Subsidiary and any of those consultants and independent contractors of the Company or a Subsidiary who are natural persons. An Award may be granted to an employee, consultant or independent contractor in connection with hiring, retention or otherwise, prior to the date he or she first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date he or she first performs such services. An Award may also be granted to an employee, consultant or independent contractor in connection with the conclusion of such employee, consultant or independent contractor's performance of services and separation from the Company or its Subsidiaries. The effect of discontinuity in an Eligible Recipient's service with the Company or its Subsidiaries on any outstanding Award shall be at the discretion of the Committee.

(j)	Exercise Price. The term "Exercise Price" has the meaning assigned in Section 2.2.

(k)        Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

(i)          If the principal market for the Stock is a national securities exchange or the NASDAQ Stock Market, then the "Fair Market Value" as of that date shall be the closing sale price of the Stock on the principal exchange or market on which the Stock is then listed or admitted to trading on the trading day immediately preceding such date.

(ii)         If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)        If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(l)	ISO. The term "ISO" has the meaning assigned in Section 2.1(a).

(m)	NQO. The term "NQO" has the meaning assigned in Section 2.1(a).

(n)	Option. The term "Option" has the meaning assigned in Section 2.1(a).

(o)	Participant. The term "Participant" has the meaning assigned in Section 1.2.

(p)        Performance Unit. The term "Performance Unit" has the meaning assigned in Section 3.1(c).

(q)        Performance Share. The term "Performance Share" has the meaning assigned in Section 3.1(b).

(r)	Plan. The term "Plan" has the meaning assigned in Section 1.1.

(s)	Prior Plan. The term "Prior Plan" has the meaning assigned in Section 4.2(b).

(t)         Restricted Stock. The term "Restricted Stock" has the meaning assigned in Section 3.1(d).

(u)        Restricted Stock Unit. The term "Restricted Stock Unit" has the meaning assigned in Section 3.1(d).

(v)	SAR. The term "SAR" has the meaning assigned in Section 2.1(b).

(w)       Subsidiaries. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(x)	Stock. The term "Stock" shall mean shares of common stock of the Company.

(y)	Stock Unit. The term "Stock Unit" has the meaning assigned in Section 3.1(a).

- END -